SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 30, 2006

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO  83712

(Address of principal executive offices, including zip code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On March 30, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Washington Group International, Inc. (the “Company”) set specific goals for the financial performance measures the Committee had previously selected for determining 2006 annual incentives under the Company’s Short-Term Incentive Plan (the “STIP”) and the value of performance units granted in 2006 under the Company’s Long-Term Incentive Plan (the “LTIP”).  The Committee will measure performance against the specific goals to calculate short-term and long-term incentive compensation for the executive officers named in the Company’s proxy statement and other participants in the STIP and LTIP.

                Specifically, the Committee set goals for 2006 for corporate net income and return on invested capital and business unit new work margin, business unit net operating income and business unit return on capital employed for purposes of the STIP.

                The Committee also set goals for return on invested capital and earnings per share for fiscal years 2006 - 2008 for performance units granted in 2006 under the LTIP.  The value of the performance units will be determined after the end of fiscal year 2008, based on performance relative to the targets.  The maximum potential value of each performance unit is $20; however, the performance units will be worthless if aggregate threshold financial targets for the three-year period are not achieved.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

By:	/s/ Craig G. Taylor
Name:	Craig G. Taylor
Title:	Corporate Secretary

Dated:  March 31, 2006